EXHIBIT 32.2

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AMB Property Corporation, the sole general partner of AMB Property, L.P. (the “Operating Partnership”), hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Amendment No. 1 to the Annual Report on Form 10-K/A of the Operating Partnership for the year end period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

/s/  HAMID R. MOGHADAM
Hamid R. Moghadam
Chairman of the Board, President and
Chief Executive Officer
of AMB Property Corporation, the
general partner of AMB Property, L.P.,

/s/  THOMAS S. OLINGER
Thomas S. Olinger
Chief Financial Officer
of AMB Property Corporation, the
general partner of AMB Property, L.P.,

Date: October 25, 2007

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.